EXHIBIT 10.3

The Elanco Corporate Bonus Plan

(as amended effective January 1, 2021)

As Amended Effective January 1, 2021

TABLE OF CONTENTS

SECTION 1. PURPOSE    1

SECTION 2. DEFINITIONS    1

SECTION 3. ADMINISTRATION    5

SECTION 4. PARTICIPATION IN THE PLAN    6

SECTION 5. DEFINITION AND COMPUTATION OF COMPANY BONUS    7

SECTION 6. TIME OF PAYMENT    11

SECTION 7. ADMINISTRATIVE GUIDELINES    11

SECTION 8. MISCELLANEOUS    12

SECTION 9. AMENDMENT, SUSPENSION, OR TERMINATION    13
- i -

The Elanco Corporate Bonus Plan
(as amended effective January 1, 2021)

SECTION 1. PURPOSE

The purpose of The Elanco Corporate Bonus Plan (the “Plan”) is to encourage and promote eligible employees to create and deliver innovative animal health-based solutions that enable Elanco Animal Health Incorporated (the “Company” or “Elanco”) to meet or exceed its business objectives through a constant stream of innovation. The Plan is designed to accomplish the following key objectives:

a.Motivate superior employee performance through the implementation of a performance-based bonus system for all eligible global employees providing services to the Company;

b.Create a direct relationship between key Company measurements and individual bonus payouts; and

c.Enable the Company to attract and retain employees who will be instrumental in driving the Company’s sustained growth and performance by providing a competitive bonus program that rewards outstanding performance consistent with the Company’s mission, values and increased shareholder value.

SECTION 2. DEFINITIONS

The following words and phrases as used in this Plan will have the following meanings unless a different meaning is clearly required by the context. Masculine pronouns will refer both to males and to females:

2.1Applicable Year means the calendar year immediately preceding the year in which payment of the Company Bonus is payable pursuant to Section 6. For example, the Applicable Year for 2021 payout is January 1, 2021 through December 31, 2021.

2.2Bonus Target means the percentage of Participant Earnings for each Participant as described in Section 5.6(a) below.

2.3Business Plan means Elanco Animal Health Incorporated’s annual plan for Revenue and Earnings Before Interest and Taxes, Depreciation and Amortization.

2.4Committee means the Compensation Committee of the Board of Directors of Elanco Animal Health Incorporated.

2.5Company means Elanco Animal Health Incorporated and its subsidiaries.

2.6Company Bonus means the amount of bonus compensation payable to a Participant as described in Section 5 below. Notwithstanding the foregoing, however, the Committee may determine, in its sole discretion, to reduce the amount of a Participant’s Company Bonus if such Participant becomes eligible to participate in such other bonus program of the Company as may be specifically designated by the Committee. Such reduction may be by a stated percentage up to and including 100% of the Company Bonus.

2.7Company Performance Bonus Multiple means the amount as calculated in Sections 5.3 and 5.4 below.

2.8Disabled means a Participant who has become “disabled” and unable to work under the applicable disability benefit plan or program for the Participant, or, in the event that there is no such disability benefit plan or program, has become disabled and unable to work under applicable law.

2.9Earnings means the Company’s Earnings Before Interest and Taxes, Depreciation and Amortization included in the Company’s 10-K filed with the U.S. Securities and Exchange Commission, excluding such items as may be adjusted by the Committee in accordance with Section 3.4 below.

2.10EBITDA means Earnings Before Interest and Taxes, Depreciation and Amortization.

2.11EBITDA to Plan means the profit from business operations (gross profit less operating expenses) before deduction of interest and taxes, depreciation and amortization, based on actual foreign currency rates, and excluding such items as may be adjusted by the Committee in accordance with Section 3.4 below, relative to the Company’s annual plan for EBITDA.

2.12Effective Date means January 1, 2021, as amended from time to time.

2.13Elanco means Elanco Animal Health Incorporated and its subsidiaries.

2.14Eligible Employee means:

a.with respect to employees of the Company working in the United States, including employees in Puerto Rico, a person who (1) is employed as an employee by Elanco; (2) does not participate in a local Elanco affiliate bonus or incentive program (i.e., a plan for eligible employees in sales, marketing and technical consulting) or any local site manufacturing bonus plan for Elanco; (3) works on a scheduled basis of twenty (20) or more hours per week and is scheduled to work at least five (5) months per year; and (4) is receiving compensation, including temporary illness pay under a temporary illness pay program or similar short-term disability program, from the Company for services rendered as an employee. Notwithstanding anything herein to the contrary, the term “Eligible Employee” will not include:

(1)a person who is Disabled;

(2)a person who is a “leased employee” within the meaning of Section 414(n) of the Internal Revenue Code of 1986, as amended, or whose basic compensation for services on behalf of the Company is not paid directly by the Company;

(3)a person who is classified as a “Fixed Duration Employee”, as that term is used by the Company;

(4)a person who is classified as a special status employee because his employment status is temporary, seasonal, or otherwise inconsistent with regular employment status;

(5)a person who is a member of a recognized collective-bargaining unit, including those members of the United Food and Commercial Workers Local 6 at Fort Dodge, Iowa;

(6)a person who is eligible to participate in other Company bonus or incentive programs as may be specifically designated by the Committee or its designee;

(7)a person who submits to the Committee in writing a request that they not be considered eligible for participation in the Plan or is a member of the Board of Directors of Elanco unless they are also an Eligible Employee; or

(8)any other category of employees designated by the Committee in its discretion with respect to any Applicable Year.

b.with respect to those employees who are employed by the Company and working outside the United States, an employee of the Company designated by the Committee as a Participant in the Plan with respect to any Applicable Year. In its discretion, the Committee may designate Participants either on an individual basis or by determining that all employees in specified job categories, classifications, levels, subsidiaries or other appropriate classification will be Participants.

c.Notwithstanding anything herein to the contrary, the term Eligible Employee will not include any person who is not so recorded on the payroll records of the Company, including any such person who is subsequently reclassified by a court of law or regulatory body as a common law employee of the Company. Consistent with the foregoing, and for purposes of clarification only, the term employee or Eligible Employee does not include any individual who performs services for the Company as an independent contractor or under any other non-employee classification.

2.15Innovation Progression means measurements of Elanco’s key scientific project progression and milestone delivery during the Applicable Year against goals established and approved by the Committee to be used for purposes of bonus calculations as described below. Such measures may include, but are not limited to, product approvals, products entering early or late-stage development, reaching specified project milestones and/or qualitative assessment of the portfolio’s progress during the Applicable Year.

2.16Participant means an Eligible Employee who is participating in the Plan.

2.17Participant Earnings means:

a.those amounts described below that are earned during the portion of the Applicable Year during which the employee is a Participant in the Plan:

(1)regular compensation (including applicable deferred compensation amounts), overtime, shift premiums and other forms of additional compensation determined by and paid currently pursuant to an established formula or procedure;

(2)salary reduction contributions to the Company’s 401(k) plan or elective contributions under any similar tax-qualified plan that is intended to meet the requirements of Section 401(k) of the Internal Revenue Code or similar Company savings program;

(3)elective contributions to any cafeteria plan that is intended to meet the requirements of Section 125 of the Internal Revenue Code or other pre-tax contributions to a similar Company benefit plan;

(4)payments made under the terms of the Company’s temporary illness pay program or other similar Company or government-required leave program during an Applicable Year to a Participant who is on approved leave of absence and is receiving one hundred percent (100%) of his base pay; and

(5)other legally-mandated or otherwise required pre-tax deductions from a Participant’s base salary.

b.The term "Participant Earnings" does not include:

(1)compensation paid in lieu of earned vacation;

(2)payments made under the terms of the Company’s temporary illness pay program or other similar Company or government-required leave program during an Applicable Year to a Participant who is on approved leave of absence and is receiving less than the full amount of his base pay;

(3)amounts paid under this Plan or other bonus, commission, or incentive program of the Company;

(4)payments made under any severance-type benefits (whether company-sponsored or mandated by law) arising out of or relating to a Participant’s termination of employment;

(5)payments based upon the discretion of the Company; and

(6)earnings with respect to the exercise of stock options, vesting of restricted stock units or vesting of restricted stock.

2.18Plan means The Elanco Corporate Bonus Plan as set forth herein and as hereafter modified or amended from time to time. The Plan is an incentive compensation program and is not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), pursuant to Department of Labor Regulation Section 2510.3.

2.19Plant Closing means the closing of a plant site or other Company location that directly results in termination of employment.

2.20Reduction in Workforce means the elimination of a work group, functional or business unit or other broadly applicable reduction in job positions that directly results in termination of employment.

2.21Revenue means, for any Applicable Year, the cumulative amount of total net sales by Elanco as reported by Elanco’s Corporate Financial Planning Department based on actual foreign currency rates, excluding such items as may be adjusted by the Committee in accordance with Section 3.4 below.

2.22Revenue to Plan means, for any Applicable Year, the cumulative amount of total net sales by Elanco as reported by Elanco’s Corporate Financial Planning Department based on actual foreign currency rates, excluding such items as may be adjusted by the Committee in accordance with Section 3.4 below, relative to the Company’s annual plan for Revenue.

2.23Service means the aggregate time of employment of an Eligible Employee by the Company.

SECTION 3. ADMINISTRATION

3.1Committee. The Plan will be administered by the Committee, or any successor committee having the same function as the Committee.

3.2Powers of the Committee. The Committee will have the right to interpret the terms and provisions of the Plan and to resolve any and all questions arising under the Plan, including, without limitation, the right to remedy possible ambiguities, inconsistencies, or omissions by a general rule or particular decision. The Committee will have authority to adopt, amend and rescind rules consistent with the Plan, to make exceptions in particular cases to the rules of eligibility for participation in the Plan, and to delegate authority for approval of participation of any Eligible Employee. The Committee will take all necessary action to establish annual performance benchmarks and approve the timing of payments, as necessary. The Committee may delegate all or a portion of its responsibilities within its sole discretion by resolution. Any reference in this Plan to the Committee or its authority will be deemed to include such designees (other than with respect to the purposes of Section 9).

3.3Determination of Results. Before any amount is paid under the Plan, the Committee will determine in writing the calculation of Revenue, Revenue to Plan, EBITDA, EBITDA to Plan (or other applicable performance measures) and Innovation Progression for the Applicable Year and the satisfaction of all other material terms of the calculation of the Company Performance Bonus Multiple and Company Bonus.

3.4Adjustments for Significant Events. Not later than 90 days after the beginning of an Applicable Year, the Committee may specify with respect to Company Bonuses for the Applicable Year that the performance measures described in Section 5.2 will be determined before the effects of acquisitions, divestitures, restructurings or special charges or gains, changes in corporate capitalization, accounting changes, and/or events that are treated as extraordinary items for accounting purposes.

3.5Finality of Committee Determinations. Any determination by the Committee of Revenue, Revenue to Plan, EBITDA, EBITDA to Plan, Innovation Progression, any other performance measure, performance benchmarks and the level and entitlement to Company Bonus, and any interpretation, rule, or decision adopted by the Committee under the Plan or in carrying out or administering the Plan, will be final and binding for all purposes and upon all interested persons, their heirs, and personal representatives. The Committee may rely on determinations made by its auditors to determine Revenue, Revenue to Plan, EBITDA, EBITDA to Plan, Innovation Progression and related information for administration of the Plan, whether such information is determined by the Company, auditors or a third-party vendor engaged specifically to provide such information to the Company. This subsection is not intended to limit the Committee’s power, to the extent it deems proper in its discretion, to take any action permitted under the Plan.

SECTION 4. PARTICIPATION IN THE PLAN

4.1General Rule. Only Eligible Employees may participate in and receive payments under the Plan.

4.2Commencement of Participation. An Eligible Employee will become a Participant in the Plan as follows: (i) in the case of an Eligible Employee under Section 2.14(a), on the date on which the individual completes at least one hour of employment as an Eligible Employee within the United States, and (ii) in the case of an Eligible Employee under Section 2.14(b), the later of the date on which the individual completes at least one hour of employment as an Eligible Employee or the date as of which the Committee has designated the individual to become a Participant in the Plan.

4.3Termination of Participation. An Eligible Employee will cease to be a Participant upon termination of employment with the Company for any reason, or at the time they otherwise ceases to be an Eligible Employee under the Plan; provided, however, a terminated Participant shall be eligible for a Company Bonus to the extent provided in Section 5.8.

SECTION 5. DEFINITION AND COMPUTATION OF COMPANY BONUS

5.1Computation for Eligible Employees. Company Bonus amounts will depend significantly on Company performance, as well as whether Participants met their job expectations for certain Eligible Employees. As more specifically described below, a Participant’s Company Bonus is calculated by multiplying the Participant’s Bonus Target by his or her Participant Earnings and the Company Performance Bonus Multiple. For eligible management and those Participants designated by the Committee, whether an individual met his or her job expectations will also impact the Company Bonus calculation, as described in Section 5.6(c) below. Company Bonuses are paid to eligible Participants in the manner provided below.

5.2Establishment of Performance Measures. Not later than 90 days after the beginning of each Applicable Year, the Committee will, in its sole discretion, determine appropriate performance measures for use in calculating Company Bonus amounts. These performance measures may include, but are not limited to, Revenue to Plan, EBITDA to Plan, growth in net income, return on assets, return on equity, total shareholder return, Innovation Progression, or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, restructurings and special charges or gains. Unless otherwise specified pursuant to a written resolution adopted by the Committee for the Applicable Year, the Committee will use as performance measures Revenue to Plan and EBITDA to Plan, in each case before the effect of acquisitions, divestitures, accounting changes, restructurings and special charges or gains (determined as described above) as performance measures and an Innovation Progression multiple.

5.3Establishment of Performance Benchmarks. Not later than 90 days after the beginning of each Applicable Year, the Committee will establish performance benchmarks for the Company based on the performance measures described in Section 5.2 above. Unless otherwise specified pursuant to a written resolution adopted by the Committee for the Applicable Year, the performance benchmarks will correspond with Revenue and

EBITDA for the Applicable Year and Innovation Progression. The Committee will also adopt a formula that will determine the extent to which the performance measure multiples will vary as the Company’s actual results vary from the performance benchmarks. Notwithstanding the foregoing, each performance measure multiple established above will be between 0.0 and 2.0 in any Applicable Year, regardless of the Company’s actual results.

5.4Company Performance Bonus Multiple. Unless otherwise specified pursuant to a written resolution adopted by the Committee not later than 90 days after the beginning of the Applicable Year, the Company Performance Bonus Multiple is equal to the product of the EBITDA multiple and 0.40 plus the product of the Revenue to Plan multiple and 0.30 plus the product of the Innovation Progression multiple and 0.30 (i.e., Company Performance Bonus Multiple = (EBITDA multiple * 0.40) + (Revenue to Plan multiple * 0.30) + (Innovation Progression multiple * 0.30).

5.5Company Performance Bonus Multiple Threshold and Maximum. Notwithstanding Sections 5.3 and 5.4 above, the Company Performance Bonus Multiple will not be less than 0.0 or greater than 2.0 in an Applicable Year. Notwithstanding the foregoing Sections 5.3 and 5.4, and this Section 5.5, the Committee may reduce the Company Performance Bonus Multiple (including but not limited to a reduction to 0.0) for some or all Eligible Employees, in its discretion.

5.6Participant Company Bonus.

a.Bonus Target. Not later than 90 days after the beginning of the Applicable Year, the Bonus Target for each Participant, whether such Participant is designated on an individual basis or by specified job category, classification, level, subsidiary or other appropriate classification, will be determined by the Committee on a basis that takes into consideration a Participant's pay grade level and job responsibilities. The Bonus Target for each Participant for the Applicable Year will be expressed as a percentage of Participant Earnings as of December 31 of the Applicable Year. Early in the Applicable Year, each Participant will receive information regarding the Participant’s Bonus Target. In the event that a Participant’s pay grade level changes during the Applicable Year (e.g., because of promotion, demotion or otherwise), the Participant’s Bonus Target will be prorated based on the Bonus Target applicable to each pay grade level (with related job responsibilities) and the percentage of time that the Participant is employed at each pay grade level during the Applicable Year.

b.Company Bonus Calculation. Except as described in Section 5.6(c) below, a Participant’s Company Bonus will equal the product of the Company Performance Bonus Multiple and the Participant’s Bonus Target and the Participant’s Earnings.

c.Adjustment for Performance Multiplier, if Applicable. Notwithstanding anything herein to the contrary, all Eligible Employees in the United States and other employees as may be designated from time to time by the Committee are subject to individual performance multipliers. For all such Participants subject to an individual performance multiplier, the amount calculated in Section 5.6(b) above will be adjusted based on whether the Participant met job expectations as determined by the Company at the end of the Applicable Year. If a Participant does not meet such job expectations, the Participant will receive an individual performance multiplier equal to either 0.0 or 0.5, as determined by the Company. In that event, the individual performance multiplier will be multiplied by the amount described in Section 5.6(b) above to calculate the Participant’s Company Bonus. If a Participant meets job expectations, the Participant’s Company Bonus will equal the amount calculated in Section 5.6(b) above. Not later than 90 days after the beginning of the Applicable Year, the Committee will determine applicable multipliers for meeting job expectations or ranges for the applicable rating system in effect for the Participant. For each such Participant, such rating will be determined by the Participant’s supervision.

In the event that a Participant does not receive a year-end performance rating, but is otherwise eligible for a Company Bonus, the amount calculated in Section 5.6(b) above will be multiplied by 1.0 so that the Participant’s actual Company Bonus will be the amount calculated in Section 5.6(b) above.

5.7Conditions on Company Bonus. Payment of any Company Bonus is neither guaranteed nor automatic. A Participant’s Company Bonus is not considered to be any form of compensation, wages, or benefits, unless and until paid.

5.8Required Employment. Except as provided below in this Section 5.8 or as otherwise designated by the Committee, if a Participant is not employed by the Company on the last day of the Applicable Year, or is otherwise not an Eligible Employee on that date, the Participant is not entitled to any Company Bonus payment under this Plan for that Applicable Year.

a.Leaves of Absence. A Participant who, on the last day of the Applicable Year, is on approved leave of absence under the Family and Medical Leave Act of 1993, military leave under the Uniformed Services Employment and Reemployment Rights Act, or such other approved leave of absence will be considered to be an Eligible Employee on that date for purposes of this Plan.

b.Transfer. An employee who is a Participant in this Plan for a portion of the Applicable Year and then transfers to a position within the Company in which he or she is ineligible to participate in this Plan, but who remains employed by the Company on the last day of the Applicable Year, will be treated as satisfying the last-day-of-Applicable Year requirement for purposes of this Plan. In that event, his or her Company Bonus will be based on his or her Participant Earnings for the portion of the Applicable Year in which the employee was a Participant in the Plan.

c.End of Career, Disability or Death. Except as described below in Section 5.8(e), a Participant who was an Eligible Employee for some portion of the Applicable Year and then ends his or her career by voluntarily resigning either after reaching 60 years of age or 30 years of service, becomes and remains Disabled through the end of the Applicable Year, or dies during the Applicable Year will be considered to satisfy the last-day-of-Applicable-Year requirement described in this Section 5.8 for purposes of this Plan.

d.Reallocation, Medical Reassignment, Plant Closing or Reduction in Workforce. A Participant who was an Eligible Employee for some portion of the Applicable Year and whose employment is terminated as a result of his failure to locate a position following his reallocation or medical reassignment in the United States, or a Plant Closing or Reduction in Workforce will be considered to satisfy the last-day-of-Applicable Year requirement described in this Section 5.8 for purposes of this Plan. The Committee or its designee’s determination regarding whether a Participant’s termination is a direct result of either a Plant Closing or a Reduction in Workforce will be final and binding.

e.Notice of Resignation. A Participant who submits a notice of resignation from employment with the Company prior to the end of the Applicable Year and whose effective date of resignation is two (2) weeks or less from the date of notice of resignation will be considered employed by the Company for purposes of this Plan until the end of his specified notice period. However, notwithstanding anything else in this Section 5.8, an Eligible Employee who has not received a year-end performance rating and (1) is on employment probation (or its equivalent outside the United States) and resigns in lieu of being terminated; or (2) resigns in lieu of being terminated because of an immediately terminable offense (e.g., absence of three days without notice, insubordination, violation of illegal drug policy, possession of firearms, misconduct) will not be considered to satisfy the last day of Applicable Year requirement.

5.9New Participants. If an Eligible Employee began participation in the Plan during an Applicable Year and is eligible for a Company Bonus, his Company Bonus will be based on Participant Earnings earned after the employee became a Participant.

5.10Miscellaneous. All determinations necessary for computing a Company Bonus for the Applicable Year, including establishment of all components of Revenue to Plan, EBITDA to Plan, Innovation Progression, Company Performance Bonus Multiple and Bonus Target percentages, shall be made by the Committee not later than 90 days after the commencement of the Applicable Year, unless otherwise designated in writing by the Committee.

5.11Minimum Amount. Notwithstanding any other provision of the Plan, the minimum total amount of Company Bonus payable to Participants in the aggregate as a group or applicable subgroup (the “Minimum Amount”) may be fixed through a resolution of the Elanco Board of Directors or the Committee, made before the end of the Applicable Year. The Minimum Amount shall not be reduced or eliminated by the Company, including by either the Elanco Board of Directors or the Committee, following the end of the Applicable Year, but shall be payable to Participants as determined by the Company and consistent with the terms of the Plan. In addition, the Minimum Amount shall not be reduced by any discretionary action to reduce a particular Participant’s Company Bonus and shall be payable to persons, as determined by the Company, who are Participants in the Plan during the Applicable Year and eligible to receive a Company Bonus.

SECTION 6. TIME OF PAYMENT

6.1General Rule. Payment under the Plan will be made in the year following the Applicable Year on or prior to March 15 of such year for Eligible Employees in the United States and at such time as may be determined by the Committee for Eligible Employees outside the United States, consistent with applicable local requirements for such Eligible Employees.

6.2Terminated Employee. Except as provided in Section 5.8 above, in the event an Eligible Employee’s employment with the Company ends for any reason prior to the last day of the Applicable Year, they will not receive any Company Bonus for the Applicable Year.

6.3Deceased Eligible Employee. In the event an Eligible Employee dies before payment under the Plan is made, the Committee may, in its sole discretion, authorize the Company to pay to his or her personal representative or beneficiary an amount not to exceed the amount established by the Committee to reflect the payment accrued at the date of death. Any such payment would be paid consistent with the timing requirements described in Section 6.1 above.

SECTION 7. ADMINISTRATIVE GUIDELINES

7.1    Establishment and Amendment by the Committee. The Committee may establish objective and nondiscriminatory written guidelines for administering those provisions of the Plan that expressly provide for the determination of eligibility, Company Bonus or benefits on the basis of rules established by the Committee. The Committee may, from time to time, amend or supplement the administrative guidelines established in accordance with this Section 7.1. The administrative guidelines established or amended in accordance with this Section 7.1 will not be effective to the extent that they materially increase the Plan's liability, or to the extent that they are inconsistent with, or purport to amend, any provision of the Plan set forth in a document other than such administrative guidelines.

7.2.    Amendment by Board of Directors. Any administrative guidelines established by the Committee pursuant to Section 7.1 above may be amended or revoked by the Board of Directors, either prospectively or retroactively, in accordance with the general amendment procedures set forth in Section 9 below.

SECTION 8. MISCELLANEOUS

8.1No Vested Right. No employee, Participant, beneficiary, or other individual will have a right to a Company Bonus or any part thereof until payment is made to them under Section 6.

8.2No Employment Rights. No provision of the Plan or any action taken by the Company, the Board of Directors of the Company, or the Committee will give any person any right to be retained in the employ of the Company. The right and power of the Company to dismiss or discharge any Participant for any reason or no reason, with or without notice, is specifically reserved.

8.3No Adjustments. After the certification of the calculation of Revenue to Plan, EBITDA to Plan, Innovation Progression and any other material terms of the calculation of the Company Performance Bonus Multiple and Company Bonus for the Applicable Year as described in Section 3.3 above, no adjustments will be made to reflect any subsequent change in accounting, the effect of federal, state, or municipal taxes later assessed or determined, or otherwise.

8.4Other Representations. Nothing contained in this Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any employee, Participant, beneficiary, legal representative, or any other person. Although Participants generally have no right to any payment from this Plan, to the extent that any Participant acquires a right to receive payments from the Company under the Plan, such right will be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder will be paid from the general funds of the Company and no special or separate fund will be established, and no segregation of assets will be made, to assure payment of such amount.

8.5Tax Withholding. The Company will make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local, and other taxes required by law to be withheld with respect to Company Bonus payments under the Plan, including, but not limited to, deducting the amount required to be withheld from the amount of cash otherwise payable under the Plan, or from salary or any other amount then or thereafter payable to an employee, Participant, beneficiary, or legal representative.

8.6Currency. The Company Bonus will be based on the currency in which the highest portion of base pay is regularly paid. The Committee will determine the appropriate foreign exchange conversion methodology in its discretion.

8.7Effect of Plan on Other Company Plans. Nothing contained in this Plan is intended to amend, modify, terminate, or rescind other benefit or compensation plans established or maintained by the Company. Whether and to what extent a Participant’s Company Bonus is taken into account under any other plan will be determined solely in accordance with the terms of such plan.

8.8Construction. This Plan and all the rights thereunder will be governed by, and construed in accordance with, the laws of the state of Indiana, without reference to the principles of conflicts of law thereof.

8.9Notice. Any notice to be given to the Company or the Committee pursuant to the provisions of the Plan will be in writing and directed to Secretary, Elanco Animal Health Incorporated, 2500 Innovation Way, Greenfield, IN 46140.

SECTION 9. AMENDMENT, SUSPENSION, OR TERMINATION

The Elanco Board of Directors will have the right to amend, modify, suspend, revoke, or terminate the Plan, in whole or in part, at any time and without notice, by written resolution of the Board of Directors. The Committee also will have the right to amend the Plan, except that the Committee may not amend this Section 9.